Exhibit 31.1
CERTIFICATION

I, Robert S. Rosenschein, certify that:

1.	I have reviewed this annual report on Form 10-K of Answers Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Robert S. Rosenschein
Robert S. Rosenschein
Chief Executive Officer

May 11, 2010